Exhibit 99.1
For Release:	IMMEDIATELY

Contact:	Stephen F. Carman, VP/Treasurer	(609) 631-6222 or carmans@ynb.com
Patrick M. Ryan, CEO	(609) 631-6177
YNB’s website	www.ynb.com
Investor Relations website	www.zangani.com

YARDVILLE NATIONAL BANCORP ANNOUNCES FOURTH QUARTER AND 2006 RESULTS

Hamilton, N.J.- January 30, 2007- Yardville National Bancorp (NASDAQ:YANB) today reported earnings for both the fourth quarter and full year ended December 31, 2006. The company noted that in keeping with its retail banking strategy, YNB opened five new banking offices in 2006, two of them in the fourth quarter alone, and completed a restructuring of its balance sheet as announced at the end of December.

For the fourth quarter of 2006, the balance sheet restructuring was the major contributor to YNB’s net loss of $8.7 million and diluted loss per share of $0.79. These results compare with net income of $4.3 million and $0.39 diluted earnings per share for the fourth quarter of 2005. For the full year, primarily due to the restructuring, net income decreased to $6.9 million from the $20.9 million reported in 2005. Diluted earnings per share for the full year decreased to $0.61 compared with $1.89 for the prior year.

Excluding the impact of the one-time charges associated with the restructuring, YNB would have reported fourth quarter net income of approximately $4.2 million or $0.36 per diluted share. Full year net income without the restructuring would have been approximately $19.7 million or $1.74 per diluted share.

“We took significant steps to strengthen our balance sheet at the end of the fourth quarter,” noted YNB Chief Executive Officer Patrick M. Ryan. “We restructured a portion of our balance sheet in order to enhance the company’s net interest margin and improve earnings in 2007 and beyond, which also allowed us to reduce interest rate risk and improve our liquidity position,” he added.

At December 31, 2006, total deposits were $2.00 billion, a net increase of $30.6 million from December 31, 2005. Although net deposit growth was modest in 2006, strong deposit growth in its new branches enabled YNB to substantially reduce its reliance on Federal Home Loan Bank advances and more expensive wholesale funding sources and, in turn, strengthened liquidity.

“By expanding the bank’s market presence in contiguous markets, YNB is able to establish new retail and commercial banking relationships,” explained YNB President and Chief Operating Officer F. Kevin Tylus. “While the marketplace continues to be a competitive one, our brand of high-level personal service has helped us penetrate these markets and gain additional business,” he continued. “We have successfully used our introductory product offerings to cross-sell additional products and services, and expand customer relationships,” he concluded.

In the fourth quarter, YNB opened new branches in Woodbridge, Middlesex County, and Skillman, Somerset County. YNB also opened a new branch in North Brunswick, Middlesex County, in January 2007.

YNB experienced accelerated loan payoffs and intense competition for commercial loans in 2006, both contributing factors in YNB’s flat net loan growth this past year. Total loans at December 31, 2006 held steady year over year, totaling $1.97 billion, the same as at the end of 2005. Nonperforming assets increased to $29.5 million, or 1.12 percent of total assets at December 31, 2006, compared to $20.3 million or 0.68 percent at September 30, 2006. Several credits were placed on nonaccrual status in December of 2006, resulting in the increase in nonperforming assets for the period.

Net loan chargeoffs for the twelve months ended December 31, 2006 totaled $9.5 million, compared with $7.9 million for 2005. YNB’s provision for loan losses for 2006 was $8.8 million compared to $10.5 million for 2005. The allowance for loan losses at December 31, 2006 totaled $22.1 million, or 1.12 percent of total loans, and covered 75.9 percent of total nonperforming loans.

“As many banks have, we continue to feel the effects of the sustained inverted yield curve, which presents a challenge for the financial services industry,” Mr. Ryan stated. “Stiff competition for loans and deposits continues, but as we look forward, we believe in our strength and potential for continued growth in both the commercial and retail banking sectors,” he concluded.

Due in part to the balance sheet restructure completed in December, YNB maintained its 2006 tax-equivalent net interest margin at 3.05 percent, the same as 2005. The full positive effects of the restructure will be realized in the first quarter of 2007.

“The restructuring of our balance sheet should generate higher returns in future quarters,” stated Stephen F. Carman, YNB Chief Financial Officer. “The anticipated improvement in our net interest margin, in 2007 and beyond, is particularly important in the current interest rate environment,” he said. “We anticipate the market challenges we currently face will continue in 2007,” he added, “but we plan to meet these challenges by executing our retail banking strategy and expanding our small business commercial lending efforts,” he said.

At December 31, 2006, YNB’s total risk-based capital was 12.2 percent, Tier 1 capital to risk-weighted assets was 11.2 percent, and Tier 1 capital to average assets was 8.9 percent. For the year, YNB paid cash dividends totaling $0.46 per share. YNB has paid dividends for the past 52 consecutive quarters.

With $2.62 billion in assets as of December 31, 2006, YNB serves individuals and small to mid-sized businesses in the dynamic New York City-Philadelphia corridor through a network of 32 branches in Mercer, Hunterdon, Somerset, Middlesex, Burlington, and Ocean counties in New Jersey and Bucks County in Pennsylvania. Headquartered in Mercer County, YNB offers a broad range of lending, deposit and other financial products and services to both commercial and retail banking customers.

Note regarding forward-looking statements

This press release and other statements made from time to time by our management contain express and implied statements relating to our future financial condition, results of operations, plans, objectives, performance, and business, which are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These may include statements that relate to, among other things, profitability, liquidity, adequacy of the allowance for loan losses, plans for growth, interest rate sensitivity, market risk, regulatory compliance, and financial and other goals. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be achieved. Actual results may differ materially from those expected or implied as a result of certain risks and uncertainties, including, but not limited to, the results of our efforts to implement our retail strategy, adverse changes in our loan portfolio and the resulting credit risk-related losses and expenses, interest rate fluctuations and other economic conditions, our ability to attract core deposits, continued relationships with major customers, competition in product offerings and product pricing, adverse changes in the economy that could increase credit-related losses and expenses, adverse changes in the market price of our common stock, proxy contests and litigation, compliance with laws and regulatory requirements, including our agreement with the Office of the Comptroller of the Currency and NASDAQ standards, and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, as well as other risks and uncertainties detailed from time to time in statements made by our management. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Yardville National Bancorp

Summary of Financial Information

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands, except per share amounts)	2006	2005	2006	2005
Stock Information:
Weighted average shares outstanding:
Basic	11,002	10,760	10,948	10,609
Diluted	11,002	11,199	11,350	11,057
Shares outstanding end of period			11,070	10,915
Earnings per share:
Basic	$(0.79)	$0.40	$0.63	$1.97
Diluted	(0.79)	0.39	0.61	1.89
Dividends paid per share	0.115	0.115	0.46	0.46
Book value per share	17.03	16.35
Tangible book value per share	16.90	16.21
Closing price per share	37.72	34.65
Closing price to tangible book value	223.20%	213.77%
Key Ratios:
Return on average assets	(1.21)%	0.58%	0.23%	0.72%
Return on average stockholders’ equity	(18.09)	10.13	3.75	12.57
Net interest margin	3.01	3.03	2.97	2.98
Net interest margin (tax equivalent) (1)	3.09	3.10	3.05	3.05
Efficiency ratio	180.37	53.41	83.05	54.69
Equity-to-assets at period end	7.16	6.00
Tier 1 leverage ratio (2)	8.89	8.32
Asset Quality Data:
Net loan charge-offs	$2,892	$4,799	$9,490	$7,943
Nonperforming assets as a percentage of total assets	1.12%	0.63%
Allowance for loan losses at period end as a percent of:
Total loans	1.12	1.15
Nonperforming loans	75.89	121.97
Nonperforming assets at period end:
Nonperforming loans	$29,074	$18,613
Other real estate	385	—
Total nonperforming assets	$29,459	$18,613

(1) The net interest margin is equal to net interest income divided by average interest earning assets. In order to make pre-tax income and resultant yields on tax-exempt investments and loans on a basis comparable to those on taxable investments and loans, a tax equivalent adjustment is made to interest income.
The tax equivalent adjustment has been computed using the appropriate Federal income tax rate for the period, and has the effect of increasing interest income by $540,000 and $513,000 for the three month periods and
$2,154,000 and $1,974,000 for the twelve month periods ended December 31, 2006 and 2005, respectively.

(2) Tier 1 leverage ratio is Tier 1 capital to adjusted quarterly average assets.

Yardville National Bancorp and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands, except per share amounts)	2006	2005	2006	2005
INTEREST INCOME:
Interest and fees on loans	$37,400	$34,980	$148,190	$127,684
Interest on deposits with banks	734	279	1,979	1,027
Interest on securities available for sale	7,667	9,498	34,304	36,983
Interest on investment securities:
Taxable	14	27	85	109
Exempt from Federal income tax	1,059	973	4,138	3,734
Interest on Federal funds sold	314	154	835	730
Total Interest Income	47,188	45,911	189,531	170,267
INTEREST EXPENSE:
Interest on savings account deposits	7,279	5,675	27,461	20,757
Interest on certificates of deposit of $100,000 or more	3,036	2,416	10,706	6,992
Interest on other time deposits	7,487	5,250	26,626	16,432
Interest on borrowed funds	7,244	9,557	35,117	38,114
Interest on subordinated debentures	1,414	1,279	5,491	4,759
Total Interest Expense	26,460	24,177	105,401	87,054
Net Interest Income	20,728	21,734	84,130	83,213
Less provision for loan losses	2,575	4,830	8,850	10,530
Net Interest Income After Provision for Loan Losses	18,153	16,904	75,280	72,683
NON-INTEREST INCOME:
Service charges on deposit accounts	668	709	2,840	2,819
Securities (losses) gains, net	(6,523)	112	(6,523)	862
Income on bank owned life insurance	484	396	1,799	1,651
Other non-interest income	961	587	2,642	2,158
Total Non-Interest (Loss) Income	(4,410)	1,804	758	7,490
NON-INTEREST EXPENSE:
Salaries and employee benefits	7,152	6,352	29,800	27,654
Occupancy expense, net	1,640	1,315	6,016	4,934
Equipment expense	851	889	3,297	3,173
Loss on prepayment of FHLB advances	15,271	—	15,271	—
Other non-interest expense	4,519	4,015	16,119	13,841
Total Non-Interest Expense	29,433	12,571	70,503	49,602
(Loss) income before income tax (benefit) expense	(15,690)	6,137	5,535	30,571
Income tax (benefit) expense	(7,027)	1,804	(1,355)	9,637
Net (loss) income	$(8,663)	$4,333	$6,890	$20,934
EARNINGS PER SHARE:
Basic	$(0.79)	$0.40	$0.63	$1.97
Diluted	(0.79)	0.39	0.61	1.89
Weighted average shares outstanding:
Basic	11,002	10,760	10,948	10,609
Diluted	11,002	11,199	11,350	11,057

Yardville National Bancorp and Subsidiaries

Consolidated Statements of Condition

(Unaudited)

	Year Ended December 31,
(in thousands)	2006	2005
Assets:
Cash and due from banks	$30,355	$52,686
Federal funds sold	3,265	10,800
Cash and Cash Equivalents	33,620	63,486
Interest bearing deposits with banks	32,358	16,408
Securities available for sale	402,641	741,668
Investment securities	96,072	89,026
Loans	1,972,881	1,972,840
Less: Allowance for loan losses	(22,063)	(22,703)
Loans, net	1,950,818	1,950,137
Bank premises and equipment, net	12,067	11,697
Other real estate	385	—
Bank owned life insurance	49,651	46,152
Other assets	44,744	38,157
Total Assets	$2,622,356	$2,956,731
Liabilities and Stockholders’ Equity:
Deposits
Non-interest bearing	$197,126	$232,269
Interest bearing	1,806,157	1,740,448
Total Deposits	2,003,283	1,972,717
Borrowed funds
Securities sold under agreements to repurchase	10,000	10,000
Federal Home Loan Bank advances	324,000	704,000
Subordinated debentures	62,892	62,892
Obligation for Employee Stock Ownership Plan (ESOP)	1,688	2,250
Other	1,593	1,870
Total Borrowed Funds	400,173	781,012
Other liabilities	31,181	25,544
Total Liabilities	$2,434,637	$2,779,273
Stockholders’ equity:
Common stock: no par value	108,728	105,122
Surplus	2,205	2,205
Undivided profits	87,725	85,896
Treasury stock, at cost	(3,160)	(3,160)
Unallocated ESOP shares	(1,688)	(2,250)
Accumulated other comprehensive loss, net of taxes	(6,091)	(10,355)
Total Stockholders’ Equity	187,719	177,458
Total Liabilities and Stockholders’ Equity	$2,622,356	$2,956,731

Yardville National Bancorp and Subsidiaries

Calculation of Adjusted Net Income (Loss)

(Unaudited)

	Three Months Ended	Twelve Months Ended
(in thousands, except per share amounts)	December 31, 2006	December 31, 2006
Net (Loss) Income as Reported	(8,663)	6,890
Adjustments:
Securities losses on restructure	6,523	6,523
Loss on prepayment of FHLB advances	15,271	15,271
Income tax benefit	(8,977)	(8,977)
Net Income - as adjusted	$4,154	$19,707
EARNINGS PER SHARE - As reported
Basic	($0.79)	$0.63
Diluted	(0.79)	0.61
Weighted average shares outstanding - As reported
Basic	11,002	10,948
Diluted	11,002	11,350
EARNINGS PER SHARE - As adjusted
Basic	$0.38	$1.80
Diluted	0.36	1.74
Weighted average shares outstanding - As adjusted
Basic	11,002	10,948
Diluted	11,397	11,350

The above table excludes the impact of the balance sheet restructuring which management believes should be excluded in order to provide investors with a clear understanding of the results of the Company's normal operations. These items, which are included in the financial results prepared in accordance with U.S. Generally
Accepted Accounting Principles but which are excluded from adjusted results are described more fully in the attached press release.

Financial Summary

Average Balances, Yields and Costs

(Unaudited)

	Three Months Ended December 31, 2006			Three Months Ended December 31, 2005
(in thousands)	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
INTEREST EARNING ASSETS:
Interest bearing deposits with banks	$55,187	$734	5.32%	$26,672	$279	4.18%
Federal funds sold	23,694	314	5.30	15,494	154	3.98
Securities	701,895	8,740	4.98	867,286	10,498	4.84
Loans (1)	1,974,176	37,400	7.58	1,964,298	34,980	7.12
Total interest earning assets	$2,754,952	$47,188	6.85%	$2,873,750	$45,911	6.39%
NON-INTEREST EARNING ASSETS:
Cash and due from banks	$31,033			$36,418
Allowance for loan losses	(22,583)			(23,451)
Premises and equipment, net	12,014			11,536
Other assets	77,006			76,253
Total non-interest earning assets	97,470			100,756
Total assets	$2,852,422			$2,974,506
INTEREST BEARING LIABILITIES:
Deposits:
Savings, money markets, and interest bearing demand	$938,862	$7,279	3.10%	$967,768	$5,675	2.35%
Certificates of deposit of $100,000 or more	249,603	3,036	4.87	254,718	2,416	3.79
Other time deposits	624,521	7,487	4.80	544,365	5,250	3.86
Total interest bearing deposits	1,812,986	17,802	3.93	1,766,851	13,341	3.02
Borrowed funds	563,521	7,244	5.14	728,896	9,557	5.24
Subordinated debentures	62,892	1,414	8.99	62,892	1,279	8.13
Total interest bearing liabilities	$2,439,399	$26,460	4.34%	$2,558,639	$24,177	3.78%
NON-INTEREST BEARING LIABILITIES:
Demand deposits	$204,416			$221,452
Other liabilities	17,019			23,324
Stockholders' equity	191,588			171,091
Total non-interest bearing liabilities and
stockholders' equity	$413,023			$415,867
Total liabilities and stockholders' equity	$2,852,422			$2,974,506
Interest rate spread (2)			2.51%			2.61%
Net interest income and margin (3)		$20,728	3.01%		$21,734	3.03%
Net interest income and margin (tax equivalent basis)(4)		$21,268	3.09%		$22,247	3.10%

(1) Loan origination fees are considered an adjustment to interest income. For the purpose of calculating loan yields, average loan balances include nonaccrual balances with no related interest income.
(2) The interest rate spread is the difference between the average yield on interest earning assets and average rate paid on interest bearing liabilities.
(3) The net interest margin is equal to net interest income divided by average interest earning assets.
(4) In order to make pre-tax income and resultant yields on tax-exempt investments and loans on a basis comparable to those on taxable investments and loans, a tax equivalent adjustment is made to interest income. The tax equivalent adjustment has been computed using the appropriate Federal income tax rate for the period, and has the effect of increasing interest income by $540,000 and $513,000 for the three month periods ended
December 31, 2006 and 2005, respectively.

Financial Summary

Average Balances, Yields and Costs

(Unaudited)

	Twelve Months Ended December 31, 2006			Twelve Months Ended December 31, 2005
(in thousands)	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
INTEREST EARNING ASSETS:
Interest bearing deposits with banks	$37,321	$1,979	5.30%	$30,534	$1,027	3.36%
Federal funds sold	16,475	835	5.07	23,112	730	3.16
Securities	782,531	38,527	4.92	860,430	40,826	4.74
Loans (1)	1,995,515	148,190	7.43	1,880,166	127,684	6.79
Total interest earning assets	$2,831,842	$189,531	6.69%	$2,794,242	$170,267	6.09%
NON-INTEREST EARNING ASSETS:
Cash and due from banks	$33,735			$32,939
Allowance for loan losses	(23,019)			(21,823)
Premises and equipment, net	11,791			10,716
Other assets	77,827			76,561
Total non-interest earning assets	100,334			98,393
Total assets	$2,932,176			$2,892,635
INTEREST BEARING LIABILITIES:
Deposits:
Savings, money markets, and interest bearing demand	$948,828	$27,461	2.89%	$985,346	$20,757	2.11%
Certificates of deposit of $100,000 or more	244,662	10,706	4.38	208,521	6,992	3.35
Other time deposits	596,517	26,626	4.46	497,530	16,432	3.30
Total interest bearing deposits	1,790,007	64,793	3.62	1,691,397	44,181	2.61
Borrowed funds	671,656	35,117	5.23	740,075	38,114	5.15
Subordinated debentures	62,892	5,491	8.73	62,892	4,759	7.57
Total interest bearing liabilities	$2,524,555	$105,401	4.18%	$2,494,364	$87,054	3.49%
NON-INTEREST BEARING LIABILITIES:
Demand deposits	$209,160			$209,179
Other liabilities	14,946			22,520
Stockholders' equity	183,515			166,572
Total non-interest bearing liabilities and
stockholders' equity	$407,621			$398,271
Total liabilities and stockholders' equity	$2,932,176			$2,892,635
Interest rate spread (2)			2.51%			2.60%
Net interest income and margin (3)		$84,130	2.97%		$83,213	2.98%
Net interest income and margin (tax equivalent basis)(4)		$86,284	3.05%		$85,187	3.05%

(1) Loan origination fees are considered an adjustment to interest income. For the purpose of calculating loan yields, average loan balances include nonaccrual balances with no related interest income.
(2) The interest rate spread is the difference between the average yield on interest earning assets and average rate paid on interest bearing liabilities.
(3) The net interest margin is equal to net interest income divided by average interest earning assets.
(4) In order to make pre-tax income and resultant yields on tax-exempt investments and loans on a basis comparable to those on taxable investments and and loans, a tax equivalent adjustment is made to interest income. The tax equivalent adjustment has been computed using the appropriate Federal income tax rate for the period, and has the effect of increasing interest income by $2,154,000 and $1,974,000 for the twelve month periods ended
December 31, 2006 and 2005, respectively.